Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2012 relating to the financial statements, which appears in Engility Holdings, Inc.’s Registration Statement on Form 10, Amendment No. 4, dated June 27, 2012.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

July 17, 2012